Exhibit 10.1

EMERGENCY MEDICAL SERVICES CORPORATION

NON-EMPLOYEE DIRECTOR COMPENSATION PROGRAM

(AS ADOPTED ON JUNE 1, 2006)

1. Purposes.

The purposes of this Program are to attract and retain the best available individuals for service as Non-Employee Directors of Emergency Medical Services Corporation (the “Company”), to provide additional incentive to such individuals to serve as Non-Employee Directors, and to encourage their continued service on the Board. Subject to approval of the Program reflected in this document by the Company’s stockholders at the Company’s 2007 Annual Meeting of Stockholders, this Program is effective on and after the Effective Date.

2. Definitions.

As used herein, the following terms have the meanings set forth below:

“Annual Meeting” means the annual meeting of the Company’s stockholders.

“Applicable Laws” means any and all legal requirements of all state and federal laws, including, without limitation, securities laws and the Code, relating to the administration of stock incentive programs such as this Program.

“Board” means the Board of Directors of the Company

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the Class A Common Stock of the Company.

“Company” means Emergency Medical Services Corporation, a Delaware corporation, and its successors.

“Continuous Service as a Director” means the absence of any termination of service as a member of the Board.

“Director Cash Compensation” means the amount of all compensation payable in cash to a Non-Employee Director for services as a member of the Board, in accordance with Section 4(b) of the Program, and specifically excluding reimbursement of out-of-pocket expenses.

“Effective Date” means June 1, 2006.

“Employee” means any person, including officers and directors, employed by the Company or any Subsidiary of the Company.

“Fair Market Value” means, as of any grant date, the fair market value of Common Stock determined as follows: (i) if the Common Stock is listed on the New York Stock Exchange or any other national market system, its Fair Market Value shall be the closing sales price for such stock as quoted on such system on the trading day immediately preceding the grant date (if for a given day no sales were reported, the closing bid on that day shall be used), as such price is reported in The Wall Street Journal or such other source as the Board deems reliable or (ii) in the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

“Non-Employee Director” means a member of the Board who is not also an Employee, but, at any time, excluding the member of the Board who is then serving as Chairman of the Compliance Committee.

“Program” means this Emergency Medical Services Corporation Non-Employee Director Compensation Program, as it may be amended from time to time.

“Restricted Stock Unit” means the right to receive one Share, subject to the terms and conditions of this Program.

“Share” means a share of the Common Stock, as adjusted in accordance with Section 8.

“Stock Exchange” means any stock exchange or consolidated stock price reporting system on which prices for the Common Stock are quoted at any given time.

“Year” means the period (which may be less than 365 days) commencing on the date of, and immediately following, an Annual Meeting and ending on the date of, and immediately prior to, the next Annual Meeting.

3. Stock Subject to this Program.

Subject to the provisions of Section 8, the maximum aggregate number of Shares which may be issued under this Program in payment of the Restricted Stock Units granted to Non-Employee Directors is 500,000 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock. Shares that are subject to or underlie grants of Restricted Stock Units that for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Program shall again be available for subsequent grants under this Program.

4. Administration; Non-Employee Director Compensation Under this Program

(a) Administrator. Except as otherwise required herein, this Program shall be administered by the Board.

(b) Cash Compensation. Each Non-Employee Director shall be paid a cash retainer of $50,000 per Year, payable in four equal quarterly installments. Unless otherwise determined by the Board, in its sole discretion, and subject to Section 4(d), in the event of the termination of a Non-Employee Director’s Continuous Service as a Director prior to the next Annual Meeting for any reason, such Director shall not be entitled to any additional quarterly payments of cash compensation, provided, that, if such termination is due to resignation, death or disability, such Non-Employee Director (or his or her estate, as applicable) shall be entitled to prorated cash compensation for the quarter in which such termination occurs determined by multiplying (x) $12,500 by (y) a fraction, the numerator of which shall be the number of days up to and including the termination date, and the denominator of which shall be the total days in such quarter.

(c) Equity Compensation. All grants of Restricted Stock Units hereunder shall be automatic and non-discretionary and shall be made strictly in accordance with the following provisions:

(i) On the Effective Date and on the date of each Annual Meeting that occurs after the Effective Date and immediately following which a Non-Employee Director is serving on the Board, such Non-Employee Director automatically shall be granted a number of Restricted Stock Units equal to the number of Shares (rounded up to the closest whole share) with a Fair Market Value of $100,000. If a Non-Employee Director is appointed by the Board to fill a vacancy until the next Annual Meeting, then on the date of such Non-Employee Director’s appointment, such Director automatically shall be granted a pro-rated number of Restricted Stock Units determined by multiplying (x) the number of Restricted Stock Units granted to Non-Employee Directors at the preceding Annual Meeting, by (y) a fraction, the numerator of which shall be the number of days on which such Non-Employee Director will serve as a member of the Board until the next Annual Meeting, and the denominator of which shall be 365.

(ii) Notwithstanding the provisions of subsection (i), in the event that the automatic grant of Restricted Stock Units on any given date would cause the number of Shares subject to outstanding grants plus the number of Shares previously delivered in respect of Restricted Stock Units granted under this Program to exceed the number of Shares reserved for issuance under this Program, then the number of Shares subject to any grant on such date shall be proportionately reduced. Any further automatic grants shall then be deferred until such time, if any, as additional Shares become available for grant under this Program through action of the stockholders to increase the number of Shares which may be issued under this Program or through cancellation or expiration of Restricted Stock Units previously granted hereunder. As such additional Shares become available, automatic grants of Restricted Stock Units with respect thereto shall be made pro rata to those Non-Employee Directors whose grants were reduced, and such grants of additional Restricted Stock Units shall vest in accordance with the vesting schedule applicable to the original grant.

(iii) Subject to Section 4(d), each Restricted Stock Unit granted to a Non-Employee Director pursuant to this Section 4(c) shall vest and become non-forfeitable on the date of the next following Annual Meeting immediately prior to the taking of the vote for the election of members of the Board (the “Vesting Date”). Subject to Section 4(d), in the event of the termination of a Non-Employee Director’s Continuous Service as a Director prior to the next Annual Meeting due to resignation, death or disability, any Restricted Stock Units held by such Non-Employee Director as to which the restrictions in accordance with Section 4(c)(iii) have not lapsed prior to such termination shall vest automatically and become non-forfeitable on the termination date (which shall be treated as the Vesting Date) on a pro-rated basis determined by multiplying (x) the number of Restricted Stock Units granted to such Non-Employee Director by (y) a fraction, the numerator of which shall be the number of days on which such Non-Employee Director served as a member of the Board since the grant date of such Restricted Stock Units, and the denominator of which shall be 365 (or, if different, the number of days he or she would have served for the Year if his or her Board service had not terminated.) In the event of the termination of a Non-Employee Director’s Continuous Service as a Director due to removal from the Board, any Restricted Stock Units held by such Non-Employee Director as to which the restrictions in accordance with Section 4(c) hereof have not lapsed prior to such termination automatically shall be forfeited as of the date of such termination.

(iv) Restricted Stock Units are bookkeeping entries only. A Non-Employee Director who is awarded Restricted Stock Units shall possess no incidents of ownership with respect to such Restricted Stock Units.

(v) Any Restricted Stock Units granted to a Non-Employee Director that become vested and non-forfeitable shall be paid on (or as soon as practicable after) the Vesting Date (“Payment Date”) by the Company’s issuance to the Non-Employee Director of a number of Shares equal to the number of Restricted Stock Units that vested on the Payment Date, but in no event later than March 15 of the calendar year following the year in which the Vesting Date occurs in the case of any grant that is intended to qualify for the “short-term deferral” exception in Section 409A of the Code. The Company shall issue the Shares either (i) in certificate form or (ii) in book entry form, registered in the name of the Non-Employee Director. Neither the Non-Employee Director nor any of the Non-Employee Director’s successors, heirs, assigns or personal representatives shall have any further rights or interests in any Restricted Stock Units that are so paid.

(vi) Notwithstanding clause (v) above, a Non-Employee Director who is granted Restricted Stock Units may make an election to defer receipt of all or any portion of the Shares otherwise issuable to him or her on the Payment Date for such grant. Any such election shall be made on a form and in accordance with procedures prescribed by the Board that comply with the requirements of Section 409A of the Code, as applicable, and the Board may permit Non-Employee Directors to make a special deferral election with respect to any grant (including the grant made on the Effective Date) to secure the benefit of any applicable transitional rule promulgated under Section 409A of the Code. In the event of any deferral election, the new payment date elected by the Non-Employee Director shall be the new “Payment Date” with respect to the Restricted Stock Units covered by the election.

(d) Meeting Attendance Requirement. If a Non-Employee Director does not attend at least 75% of the meetings of the Board and of the Board committees of which he or she is a member during a Year (or, in the case of a Non-Employee Director who is not a Director for the entire Year, the period of time during which he or she is a Director), he or she will forfeit the Director Cash Compensation and Restricted Stock Units payable for such Year. To the extent quarterly payments of Director Cash Compensation for such Year have been made, such Non-Employee Director shall remit promptly to the Company an amount equal to such payments. Notwithstanding the foregoing, the Board, in its sole discretion, may waive the meeting attendance requirement if it determines that extenuating circumstances precluded such attendance.

(e) Powers of the Board. Subject to the provisions and restrictions of this Program, the Board shall have the authority, in its sole discretion: (i) to determine, upon review of relevant information and in accordance with the provisions hereof, the Fair Market Value of the Common Stock; (ii) to interpret this Program; (iii) to prescribe, amend and rescind rules and regulations relating to the administration of this Program; (iv) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of Restricted Stock Units previously granted hereunder; and (v) to make all other determinations deemed necessary or advisable for the administration of this Program. The Board has discretion to accelerate the vesting of any or all awards of Restricted Stock Units granted under this Program in such circumstances as it, in its sole discretion, deems appropriate.

(f) Effect of Board’s Decision. All decisions, determinations and interpretations of the Board shall be final and binding on all Non-Employee Directors and all other persons, including the estate of a Non-Employee Director.

(g) Suspension or Termination of Award of Restricted Stock Units. If the Board reasonably believes that a Non-Employee Director has committed an act of misconduct, the Board may suspend the Non-Employee Director’s right to receive any Shares or other payment in respect of any Restricted Stock Units granted to such Non-Employee Director pending a determination by the Board. If the Board (excluding the Non-Employee Director accused of such misconduct) determines a Non-Employee Director has committed an act of embezzlement, fraud, dishonesty, nonpayment of an obligation owed to the Company, breach of fiduciary duty or deliberate disregard of the Company rules resulting in loss, damage or injury to the Company, neither the Non-Employee Director nor his or her estate shall be entitled to receive payment with respect to any Restricted Stock Units whatsoever. In making such determination, the Board shall give the Non-Employee Director an opportunity to appear and present evidence on the Non-Employee Director’s behalf at a hearing before the Board or a committee of the Board.

5. Eligibility.

Restricted Stock Units may be granted only to Non-Employee Directors. All Restricted Stock Units shall be granted automatically in accordance with the terms set forth in Section 4(c). This Program shall not confer upon any Non-Employee Director any right with respect to continuation of service as a Non-Employee Director or nomination to serve as a member of the Board, nor shall it interfere in any way with any rights which the Non-Employee Director or the Company may have to terminate his or her directorship at any time.

6. Term of Program.

This Program shall continue in effect until June 1, 2016, unless extended or sooner terminated under Section 9.

7. Non-transferability of Awards.

Restricted Stock Units granted under this Program may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution or pursuant to a qualified domestic relations order (as defined by the Code or the rules thereunder). The designation of a beneficiary by a Non-Employee Director does not constitute a transfer.

8. Adjustments upon Changes in Capitalization; Corporation Transactions

(a) Adjustments. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Restricted Stock Unit, and the number of shares of Common Stock which have been authorized for issuance under this Program but as to which no grants of Restricted Stock Units have yet been granted or which have been returned to this Program upon forfeiture or cancellation of a grant, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company;

provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to any Restricted Stock Units.

(b) Corporate Transaction. In the event of (i) a dissolution or liquidation of the Company, (ii) a sale of all or substantially all of the Company’s assets or (iii) a merger, consolidation, share exchange or other transaction which results in the “persons” who own “beneficially” (as such terms are used in Section 13(d) and 14 (d) of the Exchange Act) 50% or more of the combined voting power of the Company immediately prior to such transaction failing to continue to own beneficially at least 50% of the combined voting power of the Company (or its respective successor or parent or corporation or other entity that survives such transaction), as the case may be, outstanding immediately after such transaction (each a “Corporate Transaction”), all such Restricted Stock Units (A) to the extent that such Restricted Stock Units are not then vested and non-forfeitable, shall become vested and non-forfeitable, and (B) shall be paid in an equivalent number of Shares; provided, however, that payment shall be made in respect of a Corporate Transaction pursuant to the foregoing clause (B) only if such Corporate Transaction constitutes a “change in the ownership or effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A(a)(2)(A)(v) of the Code; and provided further, that in the event the foregoing proviso is not satisfied, payment shall be made at the time otherwise provided herein unless otherwise permitted by Section 409A of the Code.

9. Amendment and Termination of this Program.

(a) Amendment and Termination. The Board may amend, alter, suspend, discontinue or terminate the Program or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with all applicable laws or any applicable Stock Exchange requirement with which the Board intends this Program to comply or if such amendment constitutes a “material amendment.” For purposes of this Program, a “material amendment” shall mean an amendment that (i) materially increases the benefits accruing to Non-Employee Directors under this Program, (ii) materially increases the number of securities that may be issued under this Program, (iii) materially modifies the requirements for participation in this Program, or (iv) is otherwise deemed a material amendment by the Board pursuant to any applicable law or applicable accounting or Stock Exchange rules.

(b) Amendments to Awards of Restricted Stock Units. Without limiting any other express authority of the Board under (but subject to) the express limits of this Program, the Board may waive conditions of or limitations on Restricted Stock Units that the Board in the prior exercise of its discretion has imposed, without the consent of the Non-Employee Director, and may make other changes to the terms and conditions of such grants. Notwithstanding the foregoing, no amendment, suspension or termination of this Program or change of or affecting any outstanding grant shall, without written consent of the Non-Employee Director, affect in any manner materially adverse to such person any of his or her rights or benefits of such recipient or obligations of the Company under any grant prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 8 shall not be deemed to constitute changes or amendments for these purposes

10. Conditions upon Issuance of Shares.

Shares shall not be issued pursuant to the payment of any Restricted Stock Units unless the payment thereof and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of applicable law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any Stock Exchange, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the payment of any Restricted Stock Units, the Company may require the person receiving payment to represent and warrant at the time of any such payment that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required or advisable.

11. Reservation of Shares.

The Company, during the term of this Program, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of this Program. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue such Shares as to which such requisite authority shall not have been obtained.

12. Award Agreement.

Awards of Restricted Stock Units may be evidenced by written agreements in such form as the Board shall approve. The Board need not require the execution of any such agreement by a Participant in which case acceptance of the award by the respective Participant will constitute agreement to the terms thereof.

13. Unfunded Status of Program.

This Program is intended to constitute an “unfunded” program for incentive compensation. With respect to any payments not then made to a Non-Employee Director by the Company, nothing contained herein shall give any such Non-Employee Director any rights that are greater than those of a general creditor of the Company.

14. Governing Law.

This Program and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof.

15. Construction.

This Program and any grant of Restricted Stock Units hereunder shall be construed, interpreted and administered to comply with Section 409A of the Code. The Company reserves the right to amend this Program and any such grant to the extent it reasonably determines is necessary in order to preserve the intended tax consequences of awards granted hereunder in light of Section 409A of the Code and any regulations or other guidance promulgated thereunder.

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